EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in Searchlight Minerals Corp.’s Registration Statement on Form SB-2/A Amendment No. 3 (File No. 000-30995) of our report dated April 10, 2006, except for Notes 1, 2, and 3 which are at October 23, 2006, relating to the financial statements and financial statement schedules of Searchlight Minerals Corp., which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.

/s/ Kyle L. Tingle

KYLE L. TINGLE, CPA, LLC

CERTIFIED PUBLIC ACCOUNTANTS

Las Vegas, Nevada

June 13, 2007